                                                                               .
                                                                               .
                                                                               .

                                     MATRIA


 NUMBERS                                                                SHARES
MH-17757

INCORPORATED UNDER THE LAWS         MATRIA HEALTHCARE, INC.             CUSIP 576817 10 0
OF THE STATE OF DELAWARE                                                SEE REVERSE FOR CERTIFICATIONS

                                                                        CUSIP 576817 20 9

THIS CERTIFIES that        SPECIMEN




is the Owner of


COUNTERSIGNED AND REGISTERED:

BY       SUNTRUST BANK, ATLANTA
                                    TRANSFER AGENT
                                    AND REGISTRAR

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, OF THE PAR VALUE OF $.01 PER SHARE,

of MATRIA HEALTHCARE, INC. transferable on the books of the Corporation by the holder hereof in person, or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned and registered by the Transfer agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

MATRIA HEALTHCARE, INC.   Dated:    AUTHORIZED SIGNATURE
CORPORATE SEAL
DELAWARE                            /s/ Roberta L. McCaw                /s/
                                    Secretary                           Chairman of the Board, President and Chief Executive Officer

                            MATRIA HEALTHCARE, INC.




This certificate also evidences and entitles the holder hereof of certain rights, as set forth in the Amended and Restated Rights Agreement between Matria Healthcare, Inc. ("the Company") and SunTrust Bank, Atlanta,
(the "Rights Agent") dated as of April 27, 1999 (See "Rights Agreements") the terms of which are hereby incorporated by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge, promptly after, receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to or held by any person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreements) whether currently held by or on behalf of such Person or by any subsequent holder may become null and void.

The Board of Directors of the Corporation is authorized to issue, in series, up to 50,000,000 shares of Preferred Stock, $.01 par value per share. The shares represented by this Certificate would be subordinate, with respect to dividends and amounts payable on liquidation, to any shares of such Preferred Stock that may be issued. The Corporation will furnish to any shareholder, upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of Common Stock and of each series of Preferred Stock that may be issued.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -- as tenants in common          UNIF GIFT MIN ACT -- __________ Custodian __________
                                                                (Cust)               (Minor)
TEN ENT -- as tenants by the entireties                        under Uniform Gifts to Minors
JT TEN  -- as joint tenants with right                        Act ___________________________
           of survivorship and not as                                      (Name)
           tenants in common

    Additional abbreviations may also be used though not in the above list.


         For value received, _______________, _______________, ______ hereby sell, assign and transfer unto


PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFICATION NUMBER OF ASSIGNEE



________________________________________________________________________________


________________________________________________________________________________
Please print or typewrite name and address including postal zip code of assignee


________________________________________________________________________________




________________________________________________________________________________




__________________________________________________________________________Shares
of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint______________________________________________



________________________________________________________________________________
Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.



Dated, ______________________




                       NOTICE: _________________________________________________
                               THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT ON ANY CHANGE WHATEVER



SIGNATURE(S) GUARANTEED: _______________________________________________________
                         THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, BANKS, STOCKHOLDERS SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO SEC RULE 174d-15